                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of this 24th day of July 1996 between MEDICIS PHARMACEUTICAL CORP., a corporation organized under the laws of the State of Delaware (the "Company") with offices located at 4343 East Camelback Road, Phoenix, Arizona, and Jonah Shacknai (the "Executive"), residing at 5868 East Berneil Lane, Paradise Valley, Arizona:

                                   WITNESSETH:

         WHEREAS, the Company and the Executive desire to enter into the present Agreement whereby the Executive will continue to provide personal services to the Company as Chairman and Chief Executive officer; and

         WHEREAS, in its business, the Company has developed and uses valuable technical and nontechnical information including information relating to development, use, manufacture and marketing of certain biologically-active compounds, and it is necessary for the Company to protect certain of the information either by patents, copyrights, or by holding it secret or confidential; and

         WHEREAS, the aforesaid information is vital to the success of the Company's business, and the Executive through his activities may become acquainted therewith, and may contribute thereto, either through research, inventions, discoveries or otherwise; and

         WHEREAS, in the course of his employment, the Executive has gained and will gain knowledge of the business affairs, finances, management, marketing programs and philosophy, customers and methods of operation of the Company; and

         WHEREAS, the Company would suffer irreparable harm if the Executive were to use such knowledge, information and business acumen in competition with the Company,

         NOW, THEREFORE, in consideration of the continued employment of Executive by the Company as Chairman and Chief Executive Officer, the above premises and the mutual agreements hereinafter set forth, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Definitions.

                  (a) "Business of the Company" shall mean and include the business of developing, manufacturing, marketing, selling and using certain chemical compounds for use in the dermatologic industry or such other businesses as the Company derived substantial revenues from, which revenues exceed twenty (20%) percent of the Company's gross annual revenues in the Company's most recent fiscal year.

                  (b) "Competing Business" shall mean any business which is the same or essentially the same as the Business of the Company.

                  (c) "Confidential Information" shall mean all non public customer lists, sales and marketing information, customer account records, training and operations material and memoranda, trade secrets, strategic planning materials and information product development plans, scientific and technical information, personnel records, pricing information, and financial information concerning or relating to the business, accounts, customers, employees and affairs of the Company, obtained by or furnished, disclosed or disseminated to the Executive, or obtained, assembled or compiled by the Executive or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Executive.

         2.       Terms of Employment; Duties.

                  (a) The Company employs the Executive as Chairman of the Board of Directors of the Company, and Chief Executive Officer of the Company, and the Executive accepts such employment with the Company in that capacity subject to the terms and conditions hereof. The Executive shall in such office have the responsibilities which include presiding over and participating in deliberations of the Board as its Chairman and as a member of the Board;

serving on the Executive Committee of the Board; exercising ultimate responsibility on a reporting basis for sales, marketing, research and development, operations, regulatory compliance, finance, personnel, corporate development, public and shareholder relations and governmental relations activities of the Company; exercising ultimate responsibility for strategic planning and evaluation, and serving as Company's official spokesman and representative in all matters.

                  (b) Throughout his employment hereunder, the Executive shall devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations, reasonable absences due to illness, and reasonable time as may be necessary for the Executive to manage his personal investments, excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company.

         3.       Compensation and Related Matters

                  (a) For his services hereunder, the Company shall pay to the Executive the compensation and provide the benefits set forth in Exhibit A attached hereto and incorporated herein as part of this Agreement and such benefits as are otherwise provided for herein.

                  (b) The Executive shall be eligible to fully participate in all present or future pension, retirement, medical, dental, disability, life insurance or any other employee benefit plans of the Company, and in addition, the Executive shall be eligible to fully participate in all present or future incentive compensation, bonus, profit sharing, stock option or stock purchase plans of the Company as and to the extent granted or approved and determined by the Board of Directors of the Company, subject to the provisions of Exhibit A hereof.

         4.       Term and Termination of This Agreement.

                  (a) The Executive's employment under this Agreement shall be. for a period of five (5) years commencing on July 1, 1996 and expiring on June 30, 2001 ("the Initial Term"), which period shall automatically be extended beyond its current five-year term, without further action by the parties, as of June 30, 2001 and as of each succeeding five-year period thereafter, for another five (5) year period beginning on July 1, 2001 and each succeeding five (5) year period, unless either party shall have served written notice upon the other six
(6) months prior to June 30, 2001, or prior to June 30th of the expiration date occurring on each succeeding five (5) year period thereafter, of its intention to terminate or modify this Agreement, subject however to the earlier termination thereof pursuant to the provisions of this Agreement. Should this Agreement be automatically renewed for any five (5) year period, the terms of said Agreement shall remain the same, except for any increases in the salary, bonuses or benefits provided by the Company to the Executive.

                  (b) The term of the Executive's employment hereunder may be terminated prior to the expiration of the Initial Term (or any extension or automatic renewal thereof) in the following events:

                           (i)   termination by mutual agreement of the parties;

                           (ii) termination by the Company without cause upon sixty (60) days' written notice to the Executive, as provided for in Section 5(a)(iii);

                           (iii) termination upon the Executive's death or
                                 disability as defined in and as provided for in
                                 Section 5(a)(v);

                           (iv) termination of the Executive for cause, as provided for in Sections 5(a)(ii) and 7;

                           (v) resignation by the Executive for good reason, as provided for in Sections 5(a)(iii) and 8;

                           (vi) termination of the Executive arising as a result of change in ownership or control, as provided for in Sections 5(a)(iii) and 9; or

                           (vii) voluntary resignation by the Executive for
                                 reasons other than those falling within
                                 paragraph (i), (v) or (vi) herein.

         5.       Payments Upon Termination

                  (a) In the event that the Executive's employment hereunder is terminated pursuant to Section 4(b) above, the Company shall pay to Executive the following amounts within thirty (30) days of such termination or as otherwise set forth below:

                           (i) If the Executive's employment is terminated pursuant to subsection 4(b)(i), the Company shall pay to the Executive all amounts owing to the Executive as Annual Compensation through the Date of Termination (as defined herein), consisting of Base Salary through the end of the calendar month from the Date of Termination and a pro rata bonus based upon the Executive's prior year's bonus.

                           (ii) If the Executive's employment is terminated by the Company for Cause (as defined in Section 7 herein) pursuant to subsection 4(b)(iv), or if the Executive voluntarily resigns his employment pursuant to Section 4(b)(vii), the Company shall pay to the Executive all amounts owing to the Executive as Base Salary through the end of the calendar month of the Date of Termination.

                           (iii)  (a)  If the Executive's employment is
                                       terminated by the Company without
                                       cause (Section 4(b)(ii)), or in the
                                       event of the termination of this
                                       Employment Agreement pursuant to
                                       Section 4(b)(v) and Section 8
                                       herein (Resignation by Executive
                                       For Good Reason), or in the event
                                       the Company shall terminate this
                                       Employment Agreement for any reason
                                       other than pursuant to Section
                                       4(a)(iv) (cause) or Section
                                       4(a)(iii) (death or disability), or
                                       Section 4(b)(vi) and Section 9
                                       (Termination of Employment as a
                                       Result of Change In Ownership or
                                       Control):

                                            --       the Company shall pay the
                                                     Executive his then current
                                                     annual compensation, and a
                                                     pro rata bonus based on the
                                                     Executive's prior year's
                                                     bonus, through the Date of
                                                     Termination.

                                            --       in lieu of any further
                                                     salary payments to the
                                                     Executive for periods
                                                     subsequent to the Date of
                                                     Termination, the Company
                                                     shall pay as severance to
                                                     the Executive on the fifth
                                                     day following the Date of
                                                     Termination, a lump sum
                                                     payment equal to the number
                                                     of months remaining from
                                                     the date of termination
                                                     until the expiration date
                                                     of this Employment
                                                     Agreement, or any renewal
                                                     thereof, divided by twelve
                                                     (12), times the sum of (a)
                                                     the Executive's annual Base
                                                     Salary at the highest rate
                                                     in effect during the twelve
                                                     (12) months immediately
                                                     preceding the Date of
                                                     Termination and (b) the
                                                     average of the annual bonus
                                                     payments, if any, paid to
                                                     the Executive in the
                                                     preceding three (3) years,
                                                     however in
                                                     no event shall the amount
                                                     of severance to be paid to
                                                     the Executive be less than
                                                     the amount of payment in
                                                     the event of non renewal of
                                                     the Employment Agreement,
                                                     as provided for in
                                                     paragraph 6 of this
                                                     Agreement, i.e. a lump sum
                                                     payment equal to (i) two
                                                     (2) times the sum of (A)
                                                     the Executive's annual Base
                                                     Salary at the highest rate
                                                     in effect during the twelve
                                                     (12) months immediately
                                                     preceding the Date of
                                                     Termination and (B) the
                                                     average of the Annual bonus
                                                     payments, if any, paid to
                                                     the Executive in the
                                                     preceding three (3) years;
                                                     and (ii) an additional
                                                     amount equal to 1/24 of the
                                                     lump sum payment provided
                                                     in clause (i), above,
                                                     multiplied by each full
                                                     year of the Executive's
                                                     service with the Company.

                                            --       the Company shall pay all
                                                     other damages to which the
                                                     Executive may be entitled
                                                     as a result of the
                                                     Company's termination of
                                                     his
                                                     employment under this
                                                     Agreement, except for
                                                     Cause, including damages
                                                     for any and all loss of
                                                     benefits to the Executive
                                                     under the employee benefit
                                                     plans which he would have
                                                     received had this Agreement
                                                     not been terminated for
                                                     reasons set forth in
                                                     subsections 4(b)(ii)
                                                     4(b)(v) and 4(b)(vi),
                                                     herein, and had the
                                                     Executive's employment
                                                     continued for the full
                                                     Initial Term, or for the
                                                     full period of any
                                                     extension or automatic
                                                     renewal, and including all
                                                     legal fees and expenses
                                                     incurred by the Executive
                                                     in contesting or disputing
                                                     any such termination or in
                                                     seeking to obtain or
                                                     enforce any right or
                                                     benefit provided by this
                                                     Employment Agreement.

                           (iii)(b) In the event of the termination of this Employment Agreement pursuant to Section 4(b)(vi) and Section 9 herein (Termination of Employment as a Result of Change In Ownership Or Control):

                                            --       the Company shall pay the
                                                     Executive his then current
                                                     annual compensation, and a
                                                     pro rata bonus based on the
                                                     Executive's prior year's
                                                     bonus, through the Date of
                                                     Termination.

                                            --       in lieu of any further
                                                     salary payments to the
                                                     Executive for periods
                                                     subsequent to the Date of
                                                     Termination, the Company
                                                     shall pay as severance to
                                                     the Executive on the fifth
                                                     day following the Date of
                                                     Termination, a lump sum
                                                     payment equal to 4 times
                                                     the sum of (a) the
                                                     Executive's annual Base
                                                     Salary at the highest rate
                                                     in effect during the twelve
                                                     (12) months immediately
                                                     preceding the Date of
                                                     Termination and (b) the
                                                     average of the annual bonus
                                                     payments, if any, paid to
                                                     the Executive in the
                                                     preceding three (3) years;
                                                     and

                                            --       the Company shall pay all
                                                     other damages to which the
                                                     Executive may be entitled
                                                     as a result of the

                                                     Company's termination of
                                                     his employment under this
                                                     Agreement, except for
                                                     Cause, including damages
                                                     for any and all loss of
                                                     benefits to the Executive
                                                     under the employee benefit
                                                     plans which he would have
                                                     received had this Agreement
                                                     not been terminated for
                                                     reasons set forth in
                                                     subsections 4(b)(ii)
                                                     4(b)(v) and 4(b)(vi),
                                                     herein, and had the
                                                     Executive's employment
                                                     continued for the full
                                                     Initial Term, or for the
                                                     full period of any
                                                     extension or automatic
                                                     renewal, and including all
                                                     legal fees and expenses
                                                     incurred by the Executive
                                                     in contesting or disputing
                                                     any such termination or in
                                                     seeking to obtain or
                                                     enforce any right or
                                                     benefit provided by this
                                                     Employment Agreement.

                           (iv) If Executive's employment is terminated pursuant to subsection 4(b)(iii) by reason of Executive's death, the Company agrees to pay to the legal representative of his estate, (i) for a period of twelve (12) months

                                  (commencing with the Date of Termination) an amount equal to and payable at the same rate at his then current Base Salary, and
                                  (ii) any payment the Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy presently maintained by the Company.

                           (v) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to his physical or mental or emotional illness, the Executive shall continue to receive his full Base Salary along with any bonus payments awarded by the Board of Directors until the Executive returns to his duties or until his employment is terminated for reason of disability pursuant to Section 4(b)(iii).

                                  "Disability" shall mean the inability of the Executive to perform the duties of Chairman and Chief Exchange Officer of the Company due to physical, mental or emotional incapacity or illness, where such inability is expected to result in death or to be of long-continued and indefinite duration, but in no event shall such duration be less than One Hundred Eighty (180) consecutive days. The determination of "Disability" shall be made by the Board of Directors of the Company ("the Board") and the Executive, as determined by an independent physician selected by both the Board and the Executive. In the event of such Disability, the Company may, at its election and by providing written notice thereof to the Executive within sixty (60) days after such determination, terminate the Executive's employment hereunder effective on the date set forth in such notice. If the Board or the Company does not timely give notice to the Executive of its election to terminate the Executive for such Disability, then the Company shall be deemed to have waived its right to terminate the Executive based upon such Disability.

                                  After such termination because of the
                                  Executive's disability, the Executive shall be paid, in substantially equal monthly installments, 100% of his Base Salary (at the rate in effect at the time Notice of

                                  Termination is given) for twelve (12)
                                  months, and thereafter an annual amount
                                  equal to 50% of such Base Salary for the balance of the Initial Term, but in no event for less than a second twelve (12) month period.

                  (b)      In no event shall any payment pursuant to this
                           Section 5 be made to the extent that it would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986. Should any such payment provided for in section 5 constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, the Company and the Executive shall meet in good faith to negotiate a substitute payment to the Executive equal to that amount which constitutes the excess parachute payment, the payment of which amount is permissible under the Internal Revenue Code and regulations promulgated thereunder.

                  (c) Unless the Executive is terminated for Cause pursuant to Section 4(a)(iii) or voluntarily resigns his employment pursuant to section 4(a)(vii), the Company shall maintain in full force and effect, for the continued benefit of the

                           Executive, for a period of four (4) years following the Date of Termination all employee benefit plans and programs in which Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation in such employee benefit plans is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred at any time during this four (4) year period, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred, or alternatively, to provide to the Executive the economic after-tax equivalent of the participation in all of said employee benefit plans in which the Executive's participation is barred. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relate specifically to the Executive.

                  (d)      (i) In addition to the foregoing, if the
                               Executive's employment is terminated by the Company without cause pursuant to Section 4(b)(ii), upon the Executive's death or disability pursuant to Section 4(b)(iii), upon the Executive's resignation for good reason pursuant to Section 4(b)(v), as a result of a change in ownership or control pursuant to Section 4(b)(vi), or upon the nonrenewal of this Agreement on its expira-tion date, all stock options awarded to the Executive on or before the Date of Termination under the Company's outstanding Incentive Stock Option Plans; or issuable to Executive under any future stock option plans granted by the Company during the term of this Agreement ("the Options"), shall immedi-ately vest to the Executive's benefit or the benefit of the Executive's estate, in the event of his death. Further, the Executive shall retain the right to exercise his rights under the options for the full term(s) thereof, and the Company shall take all actions as are necessary to transfer the Options from the Company's qualified stock option plan(s) to the Company's nonqualified stock option plan(s) or such other plans as may be applicable. The intent of this provision is to insure that in the event of termination of the Executive's employment for reasons referenced in this subsection, the Executive shall be fully vested in the Options and shall have the full term of each such option or options to exercise the same.

                          (ii) In the event the Executive's employment is
                               terminated in accordance with Section
                               4(a)(vi) and, as a consequence of such change in ownership or Control the Company's incen-tive Stock option plans in existence at the time of the Executive's termination of employment cease to exist at any time before the Executive's right to exercise the Options pursuant to Section 5(d)(i) above has expired, the Executive's right to the Options, or to the receipt of cash compensa-tion in lieu thereof, shall be governed by the provisions of section 9(b)(ii), below.

                  (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, and no compensation earned by the Executive after his termination of employment with the Company shall be applied to offset any payment provided for in this Agreement.

                  (f) Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with provisions set forth in this Agreement.

                  (g)      "Date of Termination" shall mean:

                           (i) if the Executive's employment is terminated by his death, the date of his death,

                           (ii) if the Executive's employment is terminated by reason of the Executive's disability, sixty (60) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a reasonable full-time basis during such sixty (60) day period),

                           (iii) if the Executive's employment is terminated
                                 for any other reason, the date specified in the Notice of Termination; provided that if within sixty (60) days after the Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which said dispute is finally determined, either by mutual written agree-ment of the parties, or by a final arbitra-tion award as provided for in Section 18 (the time for appeal therefrom having expired and no appeal having been perfected).

         6.       Payment in the Event of Non Renewal of Agreement

                  (a) In the event this Agreement is not renewed by the Company for a minimum period of three years after its expiration date of June 30, 2001, the Company shall pay as severance to the Executive on the fifth day following the Date of Termination, a lump sum payment equal to (i) two (2) times the sum of (A) the Executive's annual Base Salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination and (B) the average of the annual bonus payments, if any, paid to the Executive in the preceding three (3) years; and

(ii) an additional amount equal to 1/24 of the lump sum payment provided in clause (i), above, multiplied by each full year of the Executive's service with the Company.

                  (b) Upon the non renewal of this Agreement by the Company as provided in Section 6(a) above, the Company shall maintain in full force and effect for the continued benefit of the Executive for a period of two (2) years following the Date of Termination all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation in such employee benefit plans is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred at any time during this two (2) year period, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred, or alternatively, to provide to the Executive the economic after-tax equivalent of the participation in all of said employee benefit plans in which the Executive's participation is barred. At the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to him.

                  (c) In the event of the non-renewal of the Company of this Agreement as provided for in Section 6(a), above, all options awarded to the Executive on or before the Date of Termination under the Company's outstanding Incentive Stock option Plans, or issuable to Executive under any future stock option plans established by the Company during the term of this Agreement, shall immediately vest to the Executive's benefit and the Executive shall retain the right to exercise his rights under the Options for the full term(s) thereof, and the Company shall take all actions as are necessary to transfer the "Options" from the Company's qualified stock option plan(s) to the Company's nonqualified stock option plan(s) or such other plans as may be applicable.

         7.       Termination for Cause

                  (a) If the Company reasonably shall determine that there are grounds for discharging the Executive for Cause (as hereinafter defined), the Company may, through the Board, at its election within thirty (30) days thereafter, give the Executive notice of its intention to terminate the Executive for cause, stating the grounds for termination and specifying a date, within thirty (30) days of such notice, on which the Executive shall be given an opportunity to discuss such grounds for termination at a meeting of the Board.

                  (b) If the grounds for termination are those specified in clause (ii), (iii) or (iv) of paragraph (d) hereof, at such Board meeting the Board and the Executive shall discuss in good faith and shall determine and set forth in writing what actions the Executive might take, and by what date, to cure the material adverse impact or default, as the case may be, to the reasonable satisfaction of the Board, but in no event earlier than sixty (60) days after said meeting. When the Board and the Executive have agreed in writing upon a cure and the date by which it shall be provided, the Board shall take no further action regarding termination for cause on such grounds until such date, and on such date it shall provide written notice to the Executive that either
(i) the cure has been satisfactorily provided, and the Board shall continue to employ the Executive under this Agreement pursuant to the terms hereof, or (ii) the cure has not been satisfactorily provided and the Board is terminating the Executive's employment for cause effective immediately.

                  (c) If the grounds for termination are those specified in clause (i) of paragraph (d) hereof, it is understood and agreed that no satisfactory cure is available. If following discussion with the Executive of the grounds for his termination (as specified in clause (i) of paragraph (d) hereof, at the Board meeting the Board shall continue intent on discharging the Executive for cause on such grounds, the Company shall provide written notice of termination to the Executive within thirty (30) days of the date of such meeting, and such termination shall be effective upon the date set forth in such notice.

                  (d) For purposes of this Agreement the term "cause" shall mean:

                           (i) the conviction of the Executive for a felony involving fraud or moral turpitude;

                           (ii) The Executive's engaging in activities prohibited by Section 10 hereof;

                           (iii) the Executive's frequent willful gross neglect (other than as a result of physical, mental or emotional illness) of his duties and responsibilities under this Agreement that has a material adverse impact on the business or reputation of the Company; or

                           (iv) the Executive's willful gross misconduct that has a material adverse impact on the business or reputation of the Company.

                  (e) For each act or occurrence giving rise to a basis for termination for cause, failure by the Company to timely give. all written notices as set forth in this Section, from the date the

Board or any of its members were either (i) aware of such act or occurrence giving rise to a basis for termination for cause, or (ii) with reasonable due diligence should have known of such act or occurrence giving rise to a basis for termination for cause, shall constitute a waiver of the Company's right to terminate based upon such cause, but such waiver shall not prejudice the Company's right to terminate pursuant to this Section based upon another act or occurrence giving rise to a basis for termination for cause, whether of the same or a different type.

         8.       Resignation by Executive for Good Reason

         In the event that the Company shall during the term of this contract
(i) fail to continue the appointment of the Executive as Chairman and Chief Executive Officer, (ii) reduce the Executive's annual salary below the minimum amount specified in Appendix A, (iii) materially diminish the duties or responsibilities of the Executive as Chairman and Chief Executive Officer, as the same are set forth hereinabove, (iv) assign to the Executive such duties and responsibilities inconsistent with his position as Chairman and Chief Executive Officer, or (v) after a change in ownership or control of the Company, relocate its headquarters to a location more than thirty (30) miles, by air, from its location immediately prior to such charge in ownership or control (each of the foregoing hereinafter referred to as a "Triggering Event"), then the Executive may give notice to the Company of his election to terminate this Agreement pursuant to this Section, effective sixty (60) days from the date of such notice, unless the Company shall have cured the default giving rise to his Notice of Termination. Such notice from the Executive shall state the Triggering Event that provides the grounds for his termination, and such notice must be given, if at all, within one hundred and twenty (120) days of the occurrence of the Triggering Event referred to as providing such grounds for termination. Within the sixty (60) day period specified in the Executive's notice to the Company, the Executive and the Board shall discuss in good faith what actions the Board might take, and by what date, to cure the default involved in the Triggering Event specified by the Executive. If within that sixty (60) day period the Board and the Executive are unable to agree in writing upon a cure or the date by which such cure shall be provided, the Executive's termination shall be effective on the date specified in his original notice to the Company. If within such sixty (60) day period the Board and the Executive shall agree in writing upon a cure and the date by which it shall be provided, then on such date the Executive shall notify the Board either (i) that the cure has been satisfactorily provided, and the Executive is willing to continue his employment under this Agreement pursuant to the terms hereof (except as such terms may have been altered by the agreed-upon cure), or (ii) that the cure has not been satisfactorily provided and the Executive is terminating his employment hereunder effective immediately.

         9. Termination of Employment as a Result of Change in Ownership or Control of the Company

                  (a) In the event that the Company shall enter into an agreement to merge with, or to sell or otherwise dispose of all or substantially all of its assets or stock to, or is acquired by another corporation or other entity (hereinafter, a "Change in ownership or Control"), and the parties to such agreement do not appoint the Executive as Chairman and Chief Executive Officer (or to such other position of authority and responsibility as may be acceptable to the Executive in his sole discretion) of the newly created or merged entity or purchaser, then the Board shall notify the Executive in writing, specifying such other senior executive position with the new entity purchaser, or controlling entity, in which the Executive is to serve, the duties to be assigned to such position, and any other amendments to the terms and provisions of this Agreement that the above-mentioned parties propose. In no event, however, shall the remuneration, benefit coverage, stock option entitlements or severance payments be less than that provided for in this Agreement. At any time during the period following such notice and ending six
(6) months from the effective date of the Change in Ownership or Control, the Executive may elect to give notice to the Company, to the purchaser, to the new entity, or to the controlling entity as the case may be, that he is terminating this Agreement pursuant to this Section, effective on the date specified in such notice. If the Agreement is terminated pursuant to this section the Company shall provide the Executive all benefits and obligations as provided in Section 5 hereof; provided, however, that prior to the effective date of the Change in Ownership or Control, the Company shall make arrangements satisfactory to the Executive by providing adequate security that the new entity, purchaser or controlling entity following the Change in ownership or Control will have the financial resources to make the payments and provide for the payments and benefits (or the economic equivalent thereof) to the Executive on a timely basis in accordance with the terms of this Agreement.

                  (b) In the event the Change in Ownership or Control results in the dissolution, elimination or modification of the Company's Incentive Stock Option Plans or any future stock option plan(s) established by the Company, and the Executive becomes employed by the successor entity in accordance with
Section 9(a), above, the Executive may, at his sole discretion, elect to (i) accept participation in and the award of stock options in such stock option plans of the successor or controlling entity, as offered to him by such successor or controlling entity, or (ii) receive a payment in cash for such stock options of the Company as calculated in accordance with the following formula:

         (A) All stock options awarded to the Executive by the Company shall be deemed to have become fully vested as of the date on which the Company's Incentive Stock Option Plans or any future stock option plans established by the

                  Company have been dissolved, eliminated or modified ("the Old Vested Options"). The Executive shall retain the right to exercise all such Options for the full term(s) thereof, and the Company shall take all actions as are necessary to transfer the Options from the Company's qualified stock options plan(s) to the Company's non-qualified stock option plan(s) or such other plans as applicable.

                  The cash equivalent of these Stock Options shall be the average of the then present value of all stock options granted to the Executive over the prior three (3) years, and shall be determined pursuant to the "Black-Scholes" options pricing model.

                  The Executive will be provided with a lump-sum payment, within 30 days of the dissolution, elimination or modification of the Company's stock options plans, equal to the calculated cash equivalent of the Old Vested options, plus an additional cash amount (grossed up) to cover all taxes required to be paid by the Executive on this cash equivalent.

         (B) In addition, the Executive will be credited, for the purpose of this Section, with additional stock options equal to 0.5 percent (0.5%) of the fully diluted capitalization of the Company calculated as of the day before the change in ownership or Control, multiplied by the number of years (including fraction thereof) from that date to the end of the term of this Agreement as set forth in Section 4(a) ("the Cash Equivalency Obligation of Successor"). The cash equivalency of stock options provided in this paragraph shall be determined pursuant to the "Black-Scholes" options pricing model.

                  On the first anniversary date of this Agreement following the Change in ownership or Control, the successor entity shall provide the Executive with a cash payment to be calculated as follows: the Cash Equivalency obligation of Successor multiplied by a fraction the numerator of which is the number of months or fraction thereof from the effective date of the Change in ownership or Control to the anniversary date and the denominator of which is the total number of months or fraction thereof from the effective date of the Change in ownership or Control and the end of the term of this Agreement. On each succeeding anniversary date through the end of the term of this Agreement, the successor entity shall provide the Executive with a cash payment to be calculated as follows: the Cash Equivalency obligation of Successor multiplied by a fraction the numerator of which is 12 and the denominator of which is the total number of months between the effective date of the Change in ownership or Control and the end of the term of this Agreement.

                  (c) In the event the Change in Ownership or Control results in the Executive's participation in a medical insurance plan which provides a lesser amount of benefits or coverage than the Company's medical plan for the Executive and/or members of his immediate family, the successor or controlling entity shall provide the Executive with a cash payment sufficient to reimburse the Executive for all medical expenses incurred by the Executive for himself and for members of his immediate family, and the successor or controlling entity shall provide the Executive with an additional cash amount (gross up) to cover all taxes required to be paid by the Executive on such medical expense reimbursement.

         10.      Agreement Not to Compete.

         The Executive agrees that during his employment by the Company, and for a period of one (1) year following the termination of such employment, except if the Executive's termination arises as a result of a change in ownership or control as provided for in Section 5(a)(iii) and 9 herein, in which case the Executive shall not be bound by any post-termination agreement not to compete, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others as a shareholder (other than ownership of less than five percent (5%) of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange), officer, trustee, consultant, or executive or managerial employee, engage in, consult with or be employed by any competing Business.

         11.      Agreement Not to Solicit Customers.

         The Executive agrees that during his employment by the Company and for a period of one (1) year following the termination of such employment, except if the Executive's termination is for cause under Section 7, or voluntary resignation under Section 4(a)(7), or non-renewal of this Agreement under
Section 6, he will not without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business, any person or entity whose account with the Company was sold or serviced by or under the supervision of the Executive during the two (2) years preceding the termination of such employment.

         12.      Agreement Not to Solicit Employees.

         The Executive agrees that during his employment by the Company and for a period of one (1) year following the termination of such employment, except if the Executive's termination is for cause under Section 7, or voluntary resignation under Section 4(a)(7), or non renewal or this Agreement under Section 6, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any Competing Business any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company, whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

         13.      Ownership, Non-Disclosure and Non-Use of Confidential
                  Information.

                  (a) The Executive acknowledges and agrees that all Confidential Information as defined in Section 1(c), hereof, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of his employment with the Company for any reason, the Executive shall promptly deliver to the Company all property belonging to the Company, including without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession.

                  (b) The Executive agrees that he will not, either during the term of his employment by the Company, or for a period of five (5) years after the termination of his employment, without the prior written consent of the Company, disclose or make available any Confidential Information, as defined in Section 1(c) hereof, to any person or entity, nor shall he make or cause to be made, or permit or allow, either on his own behalf or on behalf of others, any use of such Confidential Information other than in the proper performance of his duties hereunder.

         14.      Ownership of Inventions.

                  (a) The Executive shall promptly disclose to the Company all discoveries, inventions, and improvements, patentable or unpatentable, conceived or made by the Executive, individually or jointly with any other person or persons, during the period of his employment by the Company (whether or not during working hours) relating in any manner to the business or activities of the Company, whether such discovery, invention or improvement be a machine, apparatus, process, composition, article, or other subject. All such discoveries, inventions and improvements shall be the sole and exclusive property of the Company in respect to any and all countries, their territories and possessions. The Executive shall, during his employment within the Company and thereafter, perform at the request and expense of the Company all lawful acts and execute, acknowledge and deliver all such instruments deemed necessary by the Company to vest in the Company the entire right, title and interest in and to such discoveries, inventions and improvements, and to enable the Company to properly prepare, file and prosecute applications for and obtain patents (including like kinds of industrial property) thereon in any and all countries selected by the Company as well as reissues, renewals and extensions thereof, and to obtain and record title to such applications and patents so that the Company shall be the sole and absolute owner thereof in any and all countries in which it may desire patent or like protection.

                  (b) Any provision in this Agreement requiring the Executive to assign his rights in any invention does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, and: (a) which does not relate (i) to the Business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the Executive for the Company.

         15.      Business and Travel Expense.

         The Executive shall be reimbursed for his out-of-pocket expenses incurred in carrying out the Company's business, including all travel and entertainment expenses reasonably required by the Executive in his position as Chairman and Chief Executive officer, in accordance with Company policy and upon proof of such expenditures. It is understood that the Executive's wife may accompany him on business travel when the Executive determines that her presence will enable him to further the interests of the Company and in such circumstances the Executive shall be reimbursed for her reasonable out-of-pocket travel and entertainment expenses as well.

         16.      Financial Planning Expenses.

         The Company shall reimburse the Executive for reasonable costs and expenses incurred by the Executive for financial, estate and tax planning up to an aggregate of Ten Thousand Dollars ($10,000) annually.

         17.      Legal and Consulting Fees.

         The Company shall pay all reasonable legal fees and consulting expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement.

         18.      Resolution of Disputes

                  (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Phoenix, in accordance with the rules of the American Arbitration Association (the "AAA"). The arbitration shall be before three (3) arbitrators, all of whom shall be attorneys. One arbitrator shall be appointed by the Executive; one arbitrator shall be appointed by the Company, and the third Arbitrator shall be selected by the two appointed Arbitrators. In the event the two appointed Arbitrators are unable to agree upon the third Arbitrator, either party may petition the Superior Court of the State of Arizona, Maricopa County, for appointment of the third arbitrator. The arbitrators shall not have the authority to add to, subtract from or in any way modify the express written terms of the Agreement, and in rendering an award, the arbitrators shall be required to adhere to the express written provisions of this Agreement and the intention of the parties appearing therefrom. The decision of the arbitrators shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  (b) The costs for the arbitration shall be borne equally by both parties.

                  (c) Pending the outcome or resolution of any arbitration, the Company shall continue payment of all amounts when and as due the Executive under this Agreement without regard to any dispute; provided, however, that if the arbitration shall be decided in favor of the Company, the, Executive shall promptly repay to the Company, with interest at the prime rate as published from time to time by Chemical Bank, all amounts he would not have been entitled to receive under this Agreement had the dispute not been taken to arbitration, and the arbitration award in favor of the Company shall be deemed an award in the amount of the repayment due to the Company.

         19.      Compliance With Securities Laws.

         The Executive shall comply with all federal and state securities laws and Company policies and guidelines relating thereto concerning insider trading, reporting requirements, and confidentiality of undisclosed internal material information about the Company.

         20.      Severability, etc.

                  (a) The Executive agrees that the covenants and agreements contained in sections 10, 11, 12 and 13 of this Agreement, and the subsections of those Sections, are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the company is engaged in the Business of the company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to seek both temporary and permanent injunctive relief to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

                  (b) In the event any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable provisions.

         21.      No Set-Off By the Company.

         The Company shall continue to provide to the Executive all compensation, benefits and prerequisites of the office of Chairman and Chief Executive Officer provided for in this Agreement notwithstanding the existence of any claim, dispute, action or cause of action by the Company against the Executive, whether based. upon this Agreement or otherwise. Such dispute, claim or cause of action by the Company against the Executive shall be resolved in accordance with Section 18 hereof, with the exception of the Company's right to seek injunctive relief provided for in section 20 hereof.

         22.      Headings.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         23.      Notices.

         Any notice to either party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such party, for all purposes, if the same shall be personally delivered to such party, or sent to such party by registered mail, postage prepaid, at the address of such party given above. Either party hereto may change the address to which notices are to be sent to such party hereunder by written notice of such new address given to the other party hereto.

         24.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona applicable to contracts to be performed therein, without regard to conflict of laws principles.

         25.      Assignment.

         This Agreement may not be assigned by the Company without the prior written consent of the Executive. The Executive shall have the right to designate a beneficiary, his executor, his administrator or his estate to receive any payments or benefits payable under this Agreement upon his death.

         26.      Waiver.

         Except as otherwise provided for in this Agreement, no term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         27.      Amendment of Agreement.

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         28.      Entire Agreement.

         This Agreement represents the entire understanding of the parties hereto and supersedes any prior understandings or agreements between the parties, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided and not expressly provided in this Agreement.

         IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by its representative thereunto duly authorized as of the date set forth above.

                                           MEDICIS PHARMACEUTICAL CORPORATION

                                  By: /s/ Michael A. Pietrangelo
                                      -----------------------------------------
                                      Michael A. Pietrangelo
                                      Chairman of the Executive Committee
                                       of the Board of Directors

                                  By: /s/ Joseph Salvani
                                     ------------------------------------------
                                     Joseph Salvani
                                     Chairman, Compensation Committee,
                                      Member of Board of Directors

                                  By: /s/ Jonah Shacknai
                                     ------------------------------------------
                                     Jonah Shacknai

 EXHIBIT A - STOCK OPTION AND COMPENSATION COMMITTEE

The following sets forth the Executive's compensation in accordance with paragraph 3(a):

1.       Annual base compensation*          $400,000 per year
         ("Base Salary")

2.       Health/Medical and other           Actual cost
         employee benefits pro-
         vided to other employees
         of the Company.

3.       Health Club Membership             $100 per month

4.       Automobile Allowance               $900 per month

5.       Incentive Stock Options            Minimum annual award of .5 percent
                                            (.5%) of the fully diluted
                                            capitalization of the Company to be
                                            awarded no earlier than thirty (30)
                                            days before or no later than thirty
                                            (30) days after the anniversary
                                            date of this Agreement. In the
                                            event of a change in ownership or
                                            control of the Company, or if the
                                            Company's Incentive Stock Option
                                            Plans are dissolved, eliminated or
                                            modified, then the Executive shall
                                            receive in lieu of this minimum
                                            annual award, a minimum annual
                                            award equal to the "cash
                                            equivalent" as set forth and
                                            provided for in Section 9(b).

6.       Annual Cash Bonus                  The Board agrees to determine, in
                                            good faith, the annual cash bonus
                                            to be provided to the Executive
                                            based upon the Executive's
                                            performance and the performance of
                                            the Company measured against the
                                            Company's fiscal plan for the prior
                                            fiscal year.

*The Stock Option and Compensation Committee will review the base salary amount annually and provide an increase in the Executive's base annual compensation as appropriate and within its discretion.